        As filed with the Securities and Exchange Commission on October 18, 2001
                                                      Registration No. 333-45938
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          NUMERICAL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                    94-3232104
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                             70 West Plumeria Drive
                           San Jose, California 95134
                    (Address of principal executive offices)
                              --------------------

                                 1997 Stock Plan
                                 2000 Stock Plan
                        2000 Employee Stock Purchase Plan
                           (Full titles of the plans)
                              --------------------

                                Yagyensh C. Pati
                      President and Chief Executive Officer
                          NUMERICAL TECHNOLOGIES, INC.
                             70 West Plumeria Drive
                           San Jose, California 95134
                                 (408) 919-1910
            (Name, address and telephone number of agent for service)
                              --------------------

                                    Copy to:
                               John V. Roos, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                              --------------------

====================================================================================================================================
                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed Maximum       Proposed Maximum        Amount of
                                                    Amount to be        Offering Price           Aggregate           Registration
     Title of Securities to be Registered         Registered (1)(2)        Per Share           Offering Price           Fee(3)
------------------------------------------------- ------------------ ---------------------- --------------------- ------------------
Common Stock, $.0001 par value                         3,888,322          $23.31               $90,619,475.39        $23,923.55
====================================================================================================================================

----------
(1) Includes 749,818 shares to be registered under the 1997 Stock Plan (the "1997 Plan"), 2,838,504 shares to be registered under the 2000 Stock Plan (the "2000 Plan") and 300,000 shares to be registered under the 2000 Employee Stock Purchase Plan (the "Purchase Plan").

(2) Pursuant to the terms of the 2000 Plan, shares subject to return to the 1997 Plan following the effective date of the undersigned registrant's initial public offering shall instead be returned to the 2000 Plan. Between the September 15, 2000 effective date of Form S-8 Registration No. 333-45938 and September 30, 2001, a total of 215,212 shares that would have been subject to return to the 1997 Plan were instead returned to the 2000 Plan. The purpose of this amended registration statement is to decrease the number of shares registered under the 1997 Plan by 215,212, from 965,030 to 749,818 shares, and to increase the number shares registered under the 2000 Plan by 215,212, from 2,623,292 to 2,838,504 shares.

(3)   $23,923.55 was previously paid.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3. Incorporation of Documents by Reference
------  ---------------------------------------

      We hereby incorporate by reference in this registration statement the following documents:

      (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001, filed pursuant to Section 13 of the Exchange Act.

      (c) The description of our common stock to be offered hereby is contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on March 20, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
------  -------------------------

      Not applicable.

Item 5. Interests of Named Experts and Counsel
------  --------------------------------------

      The validity of the securities registered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. John V. Roos, a member of WSGR, owns 10,000 shares of our common stock. In addition, an aggregate of 43,979 shares of the Company's Common Stock have been distributed to certain current and former members or employees of WSGR.

Item 6. Indemnification of Directors and Officers
------  -----------------------------------------

      Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except for:

      o any breach of the director's duty of loyalty to us or our stockholders;

      o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      o unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

      o any transaction from which the director derived an improper personal benefit.

      Our bylaws require that we indemnify our directors and officers to the extent permitted by Delaware law. We may, in our discretion, indemnify other employees and agents to the extent permitted by Delaware law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any of our officers, directors, employees or other agents for any liability incurred in that capacity or arising out of that status, regardless of whether indemnification is permitted under Delaware law.

      We have also entered into agreements to indemnify our directors and officers. These agreements indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of our company, arising out of their services as one of our directors or officers, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, we have obtained directors' and officers' insurance providing indemnification for some of our directors, officers and employees for certain liabilities. We believe that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

      The limited liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. Moreover, a stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

Item 7. Exemption From Registration Claimed
------  -----------------------------------

      Not applicable.

Item 8. Exhibits
------  --------

        4.1*      1997 Stock Plan and related agreements.

        4.2*      2000 Stock Plan and related agreements.

        4.3*      2000 Employee Stock Purchase Plan and related agreements.

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

       23.1       Consent of PricewaterhouseCoopers LLP.

       23.2       Consent of Counsel (contained in Exhibit 5.1).

       24.1**     Power of Attorney.
---------
* Incorporated by reference to registration statement on Form S-1 (File No. 333-95695) as declared effective by the Securities and Exchange Commission on April 6, 2000.

** Incorporated by reference to the registration statement on Form S-8 (File No. 333-45938) filed with the Securities and Exchange Commission on September 15, 2000.

Item 9. Undertakings
------  ------------

      (a) Rule 415 Offering
          -----------------

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings incorporating subsequent Exchange Act documents by reference
          --------------------------------------------------------------------

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
statement on Form S-8
---------------------

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 17, 2001.

                                      NUMERICAL TECHNOLOGIES, INC.

                                      By: /s/ Yagyensh C. Pati
                                          --------------------------------------
                                          Yagyensh C. Pati
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                         Title                                Date
----------------------------------------     ----------------------------------------------      ----------------
/s/ Yagyensh C. Pati                         President and Chief Executive Officer and           October 17, 2001
----------------------------------------     Director (Principal Executive Officer)
(Yagyensh C. Pati)

                   *                         Chief Financial Officer and Vice President,         October 17, 2001
----------------------------------------     Operations (Principal Financial and Accounting
(Richard Mora)                               Officer)


                   *                         Chairman of the Board                               October 17, 2001
----------------------------------------
(William Davidow)

                   *                         Director and Chief Technology Officer               October 17, 2001
----------------------------------------
(Yao-Ting Wang)

                   *                         Director                                            October 17, 2001
----------------------------------------
(Abbas El Gamal)

                   *                         Director                                            October 17, 2001
----------------------------------------
(Narendra Gupta)

                   *                         Director                                            October 17, 2001
----------------------------------------
(Harvey Jones)

                   *                         Director                                            October 17, 2001
----------------------------------------
(Thomas Kailath)

                   *                         Director                                            October 17, 2001
----------------------------------------
(Roger Sturgeon)
                                                                                                 October 17, 2001
*By: /s/ Yagyensh C. Pati
    ------------------------------------
    (Yagyensh C. Pati)
    Attorney-in-Fact

                          NUMERICAL TECHNOLOGIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

    Exhibit
    Number      Description
    -------     -----------
     4.1*       1997 Stock Plan and related agreements.
     4.2*       2000 Stock Plan and related agreements.
     4.3*       2000 Employee Stock Purchase Plan and related agreements.
     5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the
                legality of securities being registered.
    23.1        Consent of PricewaterhouseCoopers LLP.
    23.2        Consent of Counsel (contained in Exhibit 5.1)
    24.1**      Power of Attorney.

--------------------------------------------------------------------------------
* Incorporated by reference to registration statement on Form S-1 (File No. 333-95695) as declared effective by the Securities and Exchange Commission on April 6, 2000.

** Incorporated by reference to the registration statement on Form S-8 (File No. 333-45938) filed with the Securities and Exchange Commission on September 15, 2000.